UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

BAKER HUGHES COMPANY			BAKER HUGHES HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road

Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        As previously disclosed by Baker Hughes Company (the “Company”), on October 19, 2022, Brian Worrell, the Company’s former Chief Financial Officer, transitioned from his prior role as Chief Financial Officer on November 1, 2022, after which he has been serving as an advisor to the Company’s Chairman and Chief Executive Officer and he will serve in that role through April 30, 2023 (the “Employment Termination Date”).

In connection with the transition, Mr. Worrell entered into a Separation, Transition and Release Agreement with the Company, dated as of December 2, 2022 (the “Transition Agreement”), which provides that during the transition period Mr. Worrell will serve as an advisor to the Company’s Chairman and Chief Executive Officer and he will continue to receive his current base salary, annual incentive plan opportunity and benefits through the Employment Termination Date, and that his outstanding equity awards will be treated in accordance with applicable provisions under the Company’s long-term incentive plans (except as set forth below). As of the Employment Termination Date, Mr. Worrell will receive, subject to his execution of a general release of claims and compliance with applicable restrictive covenants, the benefits pursuant to the Company’s Executive Severance Program, as modified by Mr. Worrell’s offer letter, in each case the benefits will be provided in a manner consistent with an involuntary termination In addition, Mr. Worrell will be entitled to the vesting of the unvested restricted stock units that were granted to him in January of 2022, continued participation in the Company’s health and welfare benefit plan for the six month period after termination of employment and the extension of the post-termination exercise period of Mr. Worrell’s outstanding stock options until the end of such stock options existing full term.

In addition, the Company and Mr. Worrell agreed that, following the Employment Termination Date, Mr. Worrell would provide consulting services to the Company for up to 18 months pursuant to the terms of the Independent Consulting Agreement, dated as of December 2, 2022 (the “Consulting Agreement”). The Consulting Agreement provides that the Company will pay Mr. Worrell a monthly consulting fee of $100,000 per month and can terminate the Consulting Agreement with no additional compensation after six months. If the consulting arrangement is involuntarily terminated prior to six months following the Employment Termination Date (including such termination prior to the Employment Termination Date), Mr. Worrell is entitled to at least six months of consulting fees (taking into account any consulting fees paid to Mr. Worrell prior to such termination). Mr. Worrell will be subject to restrictive covenants, including an agreement not to provide services to specified competitors of the Company, during the period that he is providing consulting services (but in no event for less than six months following the Employment Termination Date).

The foregoing summaries of the Transition Agreement and the Consulting Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the Transition Agreement or Consulting Agreement, as applicable. A copy of each is expected to be filed as an exhibit to the Company’s Annual Report on the Form 10-K for the period ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Date:	December 2, 2022	By:	/s/ Fernando Contreras
			Name:	Fernando Contreras
			Title:	Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Date:	December 2, 2022	By:	/s/ Fernando Contreras
			Name:	Fernando Contreras
			Title:	Corporate Secretary